Exhibit 15.3

中国广东省深圳市福田区金田路4028号荣超经贸中心28、29层 邮政编码: 518035 28&29 Floor, Landmark, No.4028 Jintian Road, Futian District, Shenzhen 518035, P.R.C. Tel: 0755-33988188 Http://www.junzejun.com

By Email

Guardforce AI Co., Limited

10 Anson Road

#28-01 International Plaza

Singapore 079903

Date: April 29, 2024

Dear Sir or Madam,

RE: CONSENT OF JUNZEJUN LAW OFFICES

We hereby consent to the references to JunZeJun Law Offices under “Item 3. Key Information – D. Risk Factors – Risks Relating to Doing Business in China” in Guardforce AI Co., Limited’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023 (“Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under, or that we are “experts” within the meaning of, Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ JUNZEJUN LAW OFFICES

JUNZEJUN LAW OFFICES

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